Exhibit 99.1

NEWS RELEASE
27680 Franklin Road Southfield, Michigan 48034
FOR IMMEDIATE RELEASE

Investor Contact:	Company Contact:
Deborah K. Pawlowski/James M. Culligan	David G. Burke
Kei Advisors LLC	Chief Financial Officer
Phone: 716.843.3908/ 716.843.3874	Phone: 248.223.9160
Email: dpawlowski@keiadvisors.com/jculligan@keiadvisors.com	Email: dgburke@baggerdaves.com
Diversified Restaurant Holdings Reports 91.8% Increase
in First Quarter 2010 Revenue
•	Food and beverage sales more than double with the February acquisition of nine Buffalo Wild Wings stores

•	Food and beverage costs, as a percentage of food and beverage sales, declined slightly
SOUTHFIELD, MI, May 12, 2010 — Diversified Restaurant Holdings, Inc. (OTCBB: DFRH) (“DRH” or the “Company”), the owner/operator and soon to be franchisor of the unique, full service ultra-casual restaurant and bar, Bagger Dave’s Legendary Burgers & Fries® (“Bagger Dave’s”), and a leading franchisee for Buffalo Wild Wings® (“BWW”), today reported financial results for the 2010 first quarter which ended on March 28, 2010.
First quarter 2010 revenue was $8.8 million, a 91.8% increase compared with revenue of $4.6 million in the 2009 first quarter. Net income in the 2010 first quarter was $231 thousand, or $0.008 per fully diluted share, compared with net income of $79 thousand, or $0.003 per fully diluted share, in the same period the prior year.
Food and beverage sales for the first quarter more than doubled to $8.6 million compared with $4.1 million in the 2009 first quarter; while revenue from management and advertising fees was down to $166 thousand compared with $457 thousand in last year’s quarter. The year-over-year increase in food and beverage sales included $3.8 million in sales from operations at nine previously-managed stores which were acquired on February 1, 2010, as well as a third Bagger Dave’s location which DRH opened in February 2010. With these additions, the first quarter of 2010 included sales of 16 BWW locations and three Bagger Dave’s locations while the 2009 quarter included sales from six BWW and two Bagger Dave’s locations. Management and advertising fees income during the 2010 first quarter and the 2009 first quarter was generated under a service agreement covering the recently acquired restaurants and resulted in the decline in fee income. In addition, the 2010 first quarter included two additional days of sales as a result of the Company’s adoption, in 2009, of a fiscal year that ends on the last Sunday of each calendar quarter to align itself with restaurant industry standards.
Michael Ansley, President and Chief Executive Officer of DRH, commented, “The strategic significance of the acquisition of the nine BWW stores from our affiliates is apparent in the results for the quarter. The substantial increase in revenue, bolstered by the operations of our third, well-received Bagger Dave’s location, was a major step in our growth plans and we expect, as the economy recovers, to benefit from the addition of these stores to our growing Company.”
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Diversified Restaurant Holdings Reports 91.8% Increase in First Quarter 2010 Revenue
May 12, 2010

Operating Results Positively Impacted by Store Acquisitions

	Three Months Ended			Percent
(in thousands)	March 28, 2010	March 31, 2009	Increase	Change
Food and beverage costs	$2,673	$1,282	$1,391	108.5%
% to food and beverage sales	30.9%	31.0%

G&A expense	$2,158	$1,108	$1,050	94.8%
% to food and beverage sales	25.0%	26.8%

Compensation & Occupancy Costs	$3,197	$1,634	$1,563	95.7%
% to food and beverage sales	37.0%	39.5%

Operating income	$258	$221	$37	16.7%
Operating margin	2.9%	4.8%
Food and beverage costs declined slightly as a percentage of related sales in the first quarter of 2010 compared with the 2009 first quarter. Although average chicken wing prices for the quarter were up from the prior year period and reached a high of $2.01 per pound in February 2010, prices began to moderate toward the end of the first quarter of 2010. Both general and administrative (G&A) expense and compensation and occupancy costs declined as a percentage of food and beverage sales in the 2010 first quarter compared with the first quarter of last year due primarily to the addition of the nine previously managed locations, which resulted in a larger mix of stores that had been in operation for over a year and the fact that DRH’s first two Bagger Dave’s stores also have been open for over a year. Restaurants typically become more efficient after their first year of operations. The improvement in operating income was primarily driven by the increased food and beverage revenue while the decline in operating margin was related to the lower management and advertising fees resulting from the acquisition of the nine BWW stores.
Interest expense for the 2010 first quarter was $150 thousand, 35.0% above interest expense of $111 thousand during the first quarter of 2009, due to higher borrowings associated with the February 2010 store acquisition as well as the opening of new restaurants in 2008, 2009, and 2010.
DRH recorded an income tax benefit in the 2010 first quarter of $111 thousand compared with an income tax provision of $42 thousand in the same period last year, as the Company recognized significant deferred tax assets and used a significant amount of net operating loss carry forwards, during the quarter, as a result of the recent acquisition.
Balance Sheet
Cash and cash equivalents were $1.3 million at March 28, 2010, compared with $650 thousand at December 27, 2009. DRH generated $1.3 million in cash from operations during the first quarter of 2010 compared with $503 thousand in the 2009 first quarter, primarily due to the acquisition of nine BWW restaurants during the period.
Capital expenditures in the first quarter of 2010 were $637 thousand. This compares with capital expenditures in the 2009 first quarter of $26 thousand, a period in which DRH did not open any new restaurants. Capital expenditures related to 2010 store openings, as outlined in the restaurant count schedule below, are expected to be approximately $3.0 million for 2010.
On May 7, 2010, DRH announced that it had obtained up to a $6 million development line of credit which it intends to use to expand the number of BWW locations in the states of Michigan and Florida and to develop additional Bagger Dave’s stores. In addition to the development line of credit, the Company received $9 million to repay its outstanding senior debt and related early repayment fees. The refinancing is expected to free up over $1.0 million in cash flow within the next 12 months.
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Diversified Restaurant Holdings Reports 91.8% Increase in First Quarter 2010 Revenue
May 12, 2010

Outlook
DRH plans to open two additional BWW restaurants in Michigan in 2010. The first is currently under construction in Marquette, with a planned opening date of Sunday, June 6, 2010, and the second location will be in Chesterfield, with a planned opening during the third quarter of 2010. A third new BWW Michigan location is currently being considered for later in the year and, in addition, the Company is evaluating potential sites in the state for its fourth Bagger Dave’s restaurant. The Company’s agreement with BWW allows for a total of 38 stores in Michigan and Florida in operation by 2017. DRH also has a Franchise Disclosure Document in place for future Bagger Dave’s franchises in Michigan, Ohio, and Indiana. As of March 28, 2010, DRH operated three Bagger Dave’s restaurants in Michigan and 16 BWW locations, 11 in Michigan and five in Florida.
Mr. Ansley concluded, “I expect 2010 to be a critical year in the pursuit of our growth goals, which include the expansion of our highly-successful BWW operations as well as the accelerated development of our established Bagger Dave’s concept. To address our growth plans, we were able to restructure our balance sheet and obtain the funds needed for expansion opportunities over the next several years. At the same time, we will remain focused on providing our customers with a unique and pleasant dining experience through unmatched customer service and innovative menu offerings.”
About Diversified Restaurant Holdings, Inc.
DRH owns and operates its own unique, full-service restaurant concept, Bagger Dave’s Legendary Burgers and Fries®(“Bagger Dave’s”), which falls within the full service, ultra casual dining segment and was launched in January 2008. Bagger Dave’s® offers a full-service restaurant and bar at an ultra casual price point for friends and families in a casual, comfortable atmosphere. The innovative menu features freshly made burgers (never frozen) accompanied by more than 30 toppings from which to choose, fresh-cut fries, and hand-dipped milkshakes. Signature items include Sloppy Dave’s BBQ®, Train Wreck Burger®, and Bagger Dave’s Amazingly Delicious Turkey Black Bean Chili™. Currently, there are three locations in the state of Michigan. We have filed for rights, and have been approved, to franchise in the states of Michigan, Indiana, and Ohio. Our filing in the state of Illinois remains pending review by the pertinent authorities. The concept focuses on local flair with the interior showcasing historic photos of the neighborhood in which it resides. There’s also an electric train that runs above the dining room and bar areas. All current and future locations will be smoke-free. For more information, please visit www.baggerdaves.com
DRH also is a leading BWW® franchisee, handling the operations of 16 BWW restaurants: five in Florida and 11 in Michigan, and has received franchise awards for the Highest Annual Restaurant Sales.
DRH routinely posts news and other important information on its Web site at www.diversifiedrestaurantholdings.com.
Safe Harbor Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. Forward-looking statements are based upon the current beliefs and expectations of management. All statements addressing operating performance, events, or developments that DRH expects or anticipates will occur in the future, including but not limited to franchise sales, store openings, financial performance, and adverse developments with respect to litigation or increased litigation costs, the operation or performance of the Company’s business units, or the market price of its common stock are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. Actual results may vary materially from those contained in forward-looking statements based on a number of risk factors and uncertainties including, without limitation, our ability to
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Diversified Restaurant Holdings Reports 91.8% Increase in First Quarter 2010 Revenue
May 12, 2010

operate in new markets, the cost of commodities, the success of our marketing and other initiatives to attract customers, customer preferences, operating costs, economic conditions, competition, the availability of financing for franchisees and the Company, and the impact of applicable regulations. These and other risk factors and uncertainties are more fully described in the Company’s most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission. Undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, DRH disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.
TABLES FOLLOW.
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Diversified Restaurant Holdings Reports 91.8% Increase in First Quarter 2010 Revenue
May 12, 2010

DIVERSIFIED RESTAURANT HOLDINGS, INC.
CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 28	March 31
	2010	2009
Revenue
Food and beverage sales	$8,642,001	$4,135,010
Management and advertising fees	165,886	456,529

Total revenue	8,807,887	4,591,539

Operating expenses
Compensation costs	2,586,812	1,359,207
Food and beverage costs	2,672,548	1,281,996
General and administrative	2,157,855	1,108,472
Occupancy	610,166	274,397
Depreciation and amortization	522,560	346,405

Total operating expenses	8,549,941	4,370,477

Operating profit	257,946	221,062

Interest expense	(150,283)	(111,307)
Other income, net	13,091	11,219

Income before income taxes	120,754	120,974

Income tax benefit (provision)	110,516	(41,761)

Net income	$231,270	$79,213

Basic earnings per share — as reported	$0.012	$0.004

Fully diluted earnings per share — as reported	$0.008	$0.003

Weighted average number of common shares outstanding
Basic	18,870,505	18,070,000
Diluted	29,020,000	29,020,000
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Diversified Restaurant Holdings Reports 91.8% Increase in First Quarter 2010 Revenue
May 12, 2010

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED INTERIM BALANCE SHEETS

	March 28	December 27
	2010	2009
	(unaudited)	(audited)
ASSETS

Current assets
Cash and cash equivalents	$1,294,021	$649,518
Accounts receivable — related party	—	254,540
Inventory	302,170	125,332
Prepaid assets	101,959	103,452
Accounts receivable — other	32,456	11,219
Other assets	15,592	49,280

Total current assets	1,746,198	1,193,341

Property and equipment, net	11,915,555	7,866,149
Intangible assets, net	817,843	411,983
Deferred income taxes	505,876	246,754

Total assets	$14,985,472	$9,718,227

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt	$2,786,486	$1,402,742
Accounts payable	841,419	293,984
Accrued liabilities	791,869	329,355
Deferred rent	104,940	54,273

Total current liabilities	4,524,714	2,080,354
Accrued rent	904,639	253,625
Deferred rent	611,789	422,068
Other liabilities — interest rate swap	214,074	167,559
Long-term debt, less current portion )	9,023,271	4,601,909

Total liabilities	15,278,487	7,525,515

Stockholders’ equity
Common stock — $0.0001 par value; 100,000,000 shares authorized, 18,876,000 and 18,626,000, respectfully, issued and outstanding	1,888	1,863
Additional paid-in capital	2,614,208	2,356,155
Retained earnings (accumulated deficit)	(2,909,111)	(165,306)

Total stockholders’ equity	(293,015)	2,192,712

Total liabilities and stockholders’ equity	$14,985,472	$9,718,227

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Diversified Restaurant Holdings Reports 91.8% Increase in First Quarter 2010 Revenue
May 12, 2010

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 28	March 31
	2010	2009
Cash flows from operating activities
Net income	$231,270	$79,213
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	522,560	346,405
Loss on disposal of equipment	34,875	—
Share-based compensation	8,078	8,078
Deferred income tax benefit	(259,122)	154,761
Changes in operating assets and liabilities that provided (used) cash
Accounts receivable — related party	254,540	(82,099)
Accounts payable	302,004	(237,669)
Inventory	(20,295)	9,252
Prepaid assets	65,707	20,812
Accounts receivable — other	(21,237)	145,364
Intangible assets	(73,116)	—
Other assets	33,688	(11,780)
Accrued liabilities	163,144	43,565
Accrued rent	46,069	40,558
Deferred rent	(22,011)	(13,899)

Net cash provided by operating activities	1,266,154	502,561

Cash flows used in investing activities
Purchases of property and equipment	(636,505)	(26,496)

Cash from financing activities
Proceeds from issuance of notes payable — related party	236,198	4,375
Proceeds from issuance of long-term debt	—	427,953
Repayment of notes payable — related party	(25,084)	(25,048)
Repayments of long-term debt	(446,260)	(209,005)
Proceeds from issuance of common stock	250,000	—

Net cash provided by financing activities	14,854	198,275

Net increase in cash and cash equivalents	644,503	674,340

Cash and cash equivalents, beginning of period	649,518	133,865

Cash and cash equivalents, end of period	$1,294,021	$808,205

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Diversified Restaurant Holdings Reports 91.8% Increase in First Quarter 2010 Revenue
May 12, 2010

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
RESTAURANT COUNT

								Projected
	Total at							Total at
	Dec. 27,	Q1	Q2		Q3		Q4	Dec. 26,
2010	2009	2010	2010		2010		2010	2010
BWW
Michigan	5	6	1	(1)	1	(1)		13
Florida	2	3						5
Bagger Dave’s
Michigan	2	1						3
Total Locations	9	10	1		1			21

(1)	— New store opening

	Total at					Total at
	Dec. 31,	Q1	Q2	Q3	Q4	Dec. 27,
2009	2008	2009	2009	2009	2009	2009
BWW
Michigan	4		1			5
Florida	2					2
Bagger Dave’s
Michigan	2					2
Total Locations	8		1			9

	Total at					Total at
	Dec. 31,	Q1	Q2	Q3	Q4	Dec. 31,
2008	2007	2008	2008	2008	2008	2008
BWW
Michigan		1		2	1	4
Florida	2					2
Bagger Dave’s
Michigan		1		1		2
Total Locations	2	2		3	1	8
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